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                                                                    EXHIBIT 21.1

                 Subsidiaries of Candlewood Hotel Company, Inc.

1. Candlewood Hotel Company, LLC, a Delaware limited liability company.

2. Candlewood Leasing No. 1, Inc., a Delaware corporation.

3. Candlewood Holding I, LLC, a Delaware limited liability company.

4. Candlewood Portfolio I, LLC, a Delaware limited liability company.

5. Candlewood Ventures I, LLC, a Delaware limited liability company.

6. Candlewood Hotel Company Fund I, LLC, a Delaware limited liability company.

7. Candlewood Lansing Venture, LLC, a Delaware limited liability company.

8. Candlewood Vista I, LLC, a Delaware limited liability company.

9. Candlewood Management, Inc., a Delaware corporation.

10. Candlewood Orange County, CA-Airport, LLC, a Delaware limited liability company.

11. Candlewood Santa Clara, CA, LLC, a Delaware limited liability company.

12. Candlewood Meriden, CT, LLC, a Delaware limited liability company.

13. Candlewood Chicago, IL-Wheeling, LLC, a Delaware limited liability company.

14. Candlewood Overland Park-College Boulevard, LLC, a Delaware limited liability company.

15. Candlewood Boston, MA-Burlington, LLC, a Delaware limited liability company.

16. Candlewood Detroit, MI-Farmington Hills, LLC, a Delaware limited liability company.

17. C-V Lansing, MI, LLC, a Delaware limited liability company.

18. Candlewood Jersey City, NJ, LLC, a Delaware limited liability company.

19. Candlewood Jersey City-Urban Renewal, LLC, a New Jersey limited liability company.

20. Candlewood Morris Plains, NJ-Parsippany, LLC, a Delaware limited liability company.

21. Candlewood Clarkstown, NY, LLC, a Delaware limited liability company.